Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
March 30, 2004		(858) 503-3233

MAXWELL TECHNOLOGIES FILES FORM 10-K, REPORTING 4TH QUARTER AND

FY 2003 FINANCIAL RESULTS; FINAL RESULTS REFLECT EFFECT OF

SWISS PENSION ASSETS ON COMPANY’S FINANCIAL STATEMENTS

SAN DIEGO, Calif.—Maxwell Technologies, Inc. (Nasdaq: MXWL) today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, with the Securities and Exchange Commission. The company reported total revenue for the fourth quarter ended December 31, 2003, of $13.1 million and net income of $3.6 million or $0.25 per share, including a gain of $3.2 million or $0.22 per share, reflecting the effect of certain Swiss pension fund assets in the company’s financial statements. That compares with a net loss of $509,000, or $0.04 per share, on revenue of $15.5 million for the fourth quarter ended December 31, 2002.

For the full year, Maxwell reported total revenue of $45.0 million and a net loss of $6.3 million, or $0.45 per share, including a gain of $3.2 million, or $0.22 per share, reflecting the effect of the Swiss pension fund assets in the company’s financial statements. That compares with a net loss of $40.2 million, or $3.27 per share, for fiscal year 2002.

Without the effect of the pension assets, the company’s net income for the fourth quarter would have been $435,000, or $0.03 per share, and its net loss for the year would have been $9.4 million, or $0.68 per share.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that a change from “defined contribution” to “defined benefit” treatment for the pension fund of the company’s Swiss subsidiary resulted in bringing $4.0 million of appreciated fund assets onto the company’s balance sheet. While that change has been determined to be appropriate under United States generally accepted accounting principles (GAAP), Balanson pointed out that the pension assets should be viewed differently from other assets on the company’s balance sheet.

“It is important to recognize that, under Swiss law, the pension plan is managed by an independent, entirely separate, legal entity,” Balanson said. “Thus, while its assets are now carried on Maxwell’s balance sheet, in accordance with U.S. GAAP, the company has no access to those assets. And, although the Swiss pension fund is substantially over-funded, Maxwell still is obliged to continue contributing to it at a rate and over a time period mandated by Swiss pension law. This accounting treatment could create a somewhat distorted picture of the company’s balance sheet and financial results for future periods.”

Maxwell reported preliminary, unaudited 2003 results on March 15, 2004, pending incorporation of the effect of changing accounting treatment for the pension fund for employees of Maxwell Technologies SA in Rossens, Switzerland, which was acquired in July 2002. The pension fund was treated as a defined contribution plan for fiscal 2002, meaning that only the company’s contributions were reflected in Maxwell’s financial statements for that year. In consultation with its auditors, Maxwell recently concluded that the pension more nearly matches the definition of a defined benefit plan under U.S. GAAP, meaning that changes (appreciation or depreciation) of fund assets must be recorded on the company’s balance sheet and reflected in its

-more-

MAXWELL REPORTS FISCAL YEAR 2003 FINANCIAL RESULTS

income statement. Full details on the change in pension fund accounting treatment and the resulting impact on Maxwell’s financial statements are included in the company’s 2003 Form 10-K.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

This news release contains forward-looking statements that are subject to risks and uncertainties. These include development and acceptance of products based on new technologies, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by the company’s products, cost-effective manufacturing of new products, the impact of competitive products and pricing and risks and uncertainties involved in foreign operations. These and other risks are detailed from time-to-time in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. Actual results may differ materially from those projected. These forward-looking statements represent the Company’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$9,784	$3,545
Short-term investments	2,455	7,546
Trade and other accounts receivable, net	5,936	8,530
Inventories	7,309	11,833
Assets held-for-sale	—	7,356
Prepaid expenses and other current assets	1,143	1,037

Total current assets	26,627	39,847
Property, plant and equipment, net	10,769	11,653
Other intangible assets, net	2,002	2,009
Goodwill	19,478	17,577
Prepaid pension assets	3,962	—
Other non-current assets	175	294

	$63,013	$71,380

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,650	$10,354
Accrued warranty	1,262	1,154
Customer Deposits	599	2,305
Accrued employee compensation	1,653	1,590
Short-term borrowings and current portion of long-term debt	1,851	570
Deferred tax liability	339	272
Net liabilities of discontinued operations	1,494	2,326

Total current liabilities	14,848	18,571
Deferred tax liability	473	183
Long-term debt, excluding current portion	—	2,675
Commitments and contingencies (note 10)
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 14,339 and 13,726 shares issued and outstanding at December 31, 2003 and 2002, respectively	1,434	1,373
Additional paid-in capital	113,221	112,255
Accumulated deficit	(70,310)	(64,015)
Accumulated other comprehensive income	3,347	338

Total stockholders’ equity	47,692	49,951

	$63,013	$71,380

See accompanying notes to consolidated financial statements.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
Sales	$13,137	$15,456	$45,024	$57,965
Costs and expenses:			—	—
Cost of sales	9,106	11,481	36,740	51,133
Selling, general and administrative	3,660	3,327	13,866	18,092
Research and development	1,439	1,337	5,917	8,417
Pension curtailment and settlement gain	(2,177)	—	(2,177)	—
Restructuring charges	—	(105)	—	1,629
Other deductions, net	134	164	113	7,650
(Gain) loss on sale of asset	(1,417)	—	(1,417)	—
(Gain) loss on sale of business	94	(677)	(632)	6,542
Interest expense (income), net	17	28	1	(42)

Total costs and expenses	10,855	15,555	52,411	93,421

Income (loss) from continuing operations before income taxes	2,282	(99)	(7,387)	(35,456)
Provision for income taxes	29	23	(220)	(132)

Income (loss) from continuing operations	2,253	(122)	(7,167)	(35,324)
Discontinued operations, net of taxes:			—	—
Income (loss) from operations	447	(387)	(6)	(4,832)
Gain on disposal	—	—	—	—

Income (loss) from discontinued operations	447	(387)	(6)	(4,832)

Income (loss) before cumulative effect of change in accounting	2,700	(509)	(7,173)	(40,156)

Cumulative effect of change in accounting	878	—	878

Net income (loss)	$3,578	$(509)	$(6,295)	$(40,156)

Basic net income/loss per share:
Gain (loss) from continuing operations	$0.16	$(0.01)	$(0.51)	$(2.88)
Gain (loss) from discontinued operations	0.03	(0.03)	—	(0.39)
Gain from cumulative effect of change in accounting	0.06	—	0.06	—

Net income (loss)	$0.25	$(0.04)	$(0.45)	$(3.27)

Diluted net income/loss per share:
Gain (loss) from continuing operations	$0.16	$(0.01)	$(0.51)	$(2.88)
Gain (loss) from discontinued operations	0.03	(0.03)	(0.00)	(0.39)
Gain from cumulative effect of change in accounting	0.06	—	0.06	—

Net income (loss)	$0.25	$(0.04)	$(0.45)	$(3.27)

Shares used in computing:
Basic net income/loss per share	14,286	13,707	14,061	12,264

Diluted net income/loss per share	14,286	13,707	14,061	12,264

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2003	2002	2001
Operating activities:
Loss from continuing operations	$(7,167)	$(35,324)	$(8,221)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	3,805	4,633	5,295
Pension curtailment and settlement gain	(2,265)	—	—
Impaired asset write-down	—	7,628	—
Loss (gain) on sales of property and equipment	(1,417)	—	—
Loss (gain) on sales of business	(632)	6,542	(39,119)
Cancellation of stock notes	—	116
Minority interest in net income (loss) of subsidiaries	—	(241)	(710)
Provision for losses on accounts receivable	241	576	534
Amortization of deferred compensation	—	182	15
Changes in operating assets and liabilities:
Trade and other accounts receivable	2,335	6,846	8,039
Inventories	4,449	2,184	2,441
Prepaid expenses and other current assets	13	1,861	(268)
Deferred income taxes	(116)	75	24,640
Accounts payable and accrued liabilities	(2,596)	(8,709)	(7,848)
Customer deposits	(1,706)	2,305	—
Accrued employee compensation	63	(920)	(2,118)

Net cash used in operating activities	(4,993)	(8,992)	(17,320)

Investing activities:
Proceeds from sale of businesses	632	4,927	67,731
Purchases of business, net of cash acquired	—	(2,692)	235
Purchases of property and equipment	(2,439)	(1,796)	(6,232)
Proceeds from sale of equipment	8,872	—	—
Proceeds from sale of short-term investments	7,746	14,247	14,114
Purchases of short-term investments	(2,758)	(9,877)	(25,921)
Proceeds from collection of notes receivable	—	—	2,100

Net cash provided by investing activities	12,053	4,809	52,027

Financing activities:
Principal payments on long-term debt and short-term borrowings	(4,520)	(3,385)	(59,857)
Proceeds from short-term borrowings	3,013	360	43,103
Proceeds from issuance of company and subsidiary stock	1,027	1,167	2,781

Net cash used in financing activities	(480)	(1,858)	(13,973)

Increase (decrease) in cash and cash equivalents from continuing operations	6,580	(6,041)	20,734

Net cash used in discontinued operations	(838)	(4,148)	(9,744)
Effect of exchange rate changes on cash and cash equivalents	497	61	(3)
Increase (decrease) in cash and cash equivalents	6,239	(10,128)	10,987

Cash and cash equivalents at beginning of year	3,545	13,673	2,686

Cash and cash equivalents at end of year	$9,784	$3,545	$13,673

Cash paid for:
Interest	$193	$124	$379
Income taxes	$164	$69	$(633)

See accompanying notes to consolidated financial statements.